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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                               SEPTEMBER 11, 2000




                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)




         MASSACHUSETTS                     0-14680               06-1047163
(State or other jurisdiction of    (Commission file number)     (IRS employer
 incorporation or organization)                                 identification
                                                                    number)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of Principal Executive Offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (617) 252-7500


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ITEM 5.  OTHER EVENTS.

         On September 11, 2000, Genzyme Corporation ("Genzyme"), a Massachusetts corporation and GelTex Pharmaceuticals, Inc. ("GelTex"), a Delaware corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the parties will effect a business combination through a merger of GelTex with and into Titan Acquisition Corp. ("Merger Sub"), a Massachusetts corporation and wholly-owned subsidiary of Genzyme (the "Merger"). As a result of the Merger, GelTex will become a wholly-owned subsidiary of Genzyme. The acquisition, which will be accounted for using the purchase method of accounting, is expected to close in the fourth quarter of 2000.

         Under the terms of the Merger Agreement, each outstanding share of GelTex Common Stock, $0.01 par value per share, will be converted, at the option of the holder, into either (i) $47.50 in cash or (ii) 0.7272 (the "Exchange Ratio") of a share of Genzyme General Common Stock, $0.01 par value per share (the "Merger Consideration"). Under the Merger Agreement, 50% of the shares of GelTex Common Stock outstanding at the effective time of the Merger will be exchanged for Genzyme General Common Stock. The cash to be issued in the Merger is subject to proration to maintain the cash portion of the Merger Consideration at 50% in order to preserve the status of the Merger as reorganization under the Internal Revenue Code. In addition, each option and warrant to purchase GelTex Common Stock outstanding will be converted into an option to purchase the number of shares of Genzyme General Common Stock equal to the number of shares of GelTex Common Stock subject to such option or warrant multiplied by the Exchange Ratio, and the associated exercise price will be adjusted accordingly.

         Consummation of the Merger is subject to the adoption of the Agreement and Plan of Merger by the GelTex stockholders, the receipt of regulatory approvals and certain other customary closing conditions.

         The preceding description of the Agreement and Plan of Merger is qualified in its entirety by reference to the copy of such agreement included as an exhibit hereto, which is incorporated by reference herein.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      EXHIBITS:

Exhibit
   No.            Description
-------           -----------

99.1 Agreement and Plan of Merger, dated as of September 11, 2000, among Genzyme Corporation and GelTex Pharmaceuticals, Inc. Filed herewith.


                                       3


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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    GENZYME CORPORATION



Dated:    September 12, 2000        By:    /s/ Michael Wyzga
                                           -----------------------------------
                                           Michael Wyzga, Senior Vice President
                                           and Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT
   NO.            DESCRIPTION
-------           -----------

99.1 Agreement and Plan of Merger, dated as of September 11, 2000, among Genzyme Corporation and GelTex Pharmaceuticals, Inc. Filed herewith.